Exhibit 99.1

Teradyne Reports Fourth Quarter and Fiscal Year 2014 Results

•	Q4’14 Revenue of $323 million, up 13% year over year and full year revenue up 15%

•	Quarterly cash dividend of $0.06 and $500 million share repurchase program announced

	Q4’14	Q4’13	Q3’14	FY 2014	FY 2013
Orders (mil)	$332	$290	$273	$1,682	$1,434
Revenue (mil)	$323	$285	$478	$1,648	$1,428
Non-GAAP EPS	$0.14	$0.07	$0.44	$1.23	$1.06
GAAP EPS	($0.48)	$0.09	$0.38	$0.37	$0.70

NORTH READING, Mass. – January 28, 2015 – Teradyne, Inc. (NYSE: TER) reported revenue of $323 million for the fourth quarter of 2014 of which $237 million was in Semiconductor Test, $46 million in System Test and $40 million in Wireless Test. On a non-GAAP basis, Teradyne’s net income in the fourth quarter was $31.1 million, or $0.14 per diluted share, which excluded a Wireless Test goodwill impairment charge of $99 million, pension actuarial losses of $47 million as well as acquired intangible asset amortization and discrete income tax adjustments. GAAP net loss for the fourth quarter was ($103.8) million or ($0.48) per share.

Orders in the fourth quarter of 2014 were $332 million of which $226 million were in Semiconductor Test, $67 million in System Test and $39 million in Wireless Test.

For the fiscal year, Teradyne reported revenue of $1,648 million of which $1,301 million was in Semiconductor Test, $185 million in Wireless Test, and $162 million in System Test. On a non-GAAP basis, Teradyne’s net income for 2014 was $265.6 million, or $1.23 per diluted share which excluded the charges noted above, a first quarter 2014 CEO retirement equity charge, and non-cash convertible debt interest. GAAP net income for the year was $81.3 million or $0.37 per share and GAAP operating profit declined 49%. Cash provided by operating activities for 2014 was $493 million and purchases of property, plant and equipment were $170 million.

“The fourth quarter wraps up a very strong year for Teradyne from both a market share and cash flow perspective,” said CEO and President Mark Jagiela. “Revenues grew 15% driven by strong System-on-a-Chip (SOC) demand, our operating profit grew 26%, and we generated over $300 million in free cash flow. Despite an expected softening of SOC test demand in 2015, our cycle hardened operating model, combined with our long term outlook for the markets we serve, provides us the confidence to substantially increase our capital return plans for 2015.”

Teradyne announced that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to $500 million of its common stock through open market or private transactions. The $500 million authorization replaces the Company’s existing repurchase program announced in 2010.

The Board of Directors has also declared a quarterly cash dividend of $0.06 per share, payable on March 24, 2015 to shareholders of record as of the close of business on February 27, 2015.

“We intend to execute $300 million of the repurchase authorization this year,” Jagiela continued. “Our strong balance sheet and expectations for future cash generation provide Teradyne the flexibility to return capital to shareholders through a significant share repurchase program and a quarterly cash dividend while continuing to invest in future growth and strategic business development opportunities.”

Guidance for the first quarter of 2015 is revenue of $320 million to $345 million, with non-GAAP net income of $0.09 to $0.14 per diluted share and GAAP net income of $0.07 to $0.11 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, gain on the sale of an equity investment, and the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the fourth quarter 2014 results, along with management’s business outlook, will follow at 10 a.m. ET, Thursday, January 29. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available at www.teradyne.com/investors at 10 a.m. ET. A replay of the call will also be available on the Teradyne website.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude goodwill impairment charge, acquired intangible asset amortization, retired CEO equity charge, non-cash convertible debt interest, discrete income tax adjustments, pension and post retirement actuarial gains and losses, restructuring and other, and a gain from the sale of an equity investment, and, prior to January 1, 2014, included income taxes on a cash basis [cash taxes reflected the usage of prior year favorable tax attributes (e.g. NOLs and credits) against current year tax liability]. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations and non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes pension and post retirement actuarial gains and losses. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Prior to September 29, 2014, non-GAAP diluted shares included the impact of Teradyne’s call option and warrant on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on

“Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2014, Teradyne had revenue of $1.65 billion and currently employs approximately 3,900 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations, market conditions, the payment of a quarterly dividend and the repurchase of Teradyne common stock pursuant to a share repurchase program. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, future payment of dividends or future repurchases of common stock. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved or that dividends will be declared in the future. Additionally, the share repurchase program may be suspended or discontinued at any time. Important factors that could cause actual results, dividend payments, or repurchases of common stock to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased research and development spending; deterioration of Teradyne’s financial condition, the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the company’s best interests and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the period ended September 28, 2014. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2014

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net revenues	$323,236	$478,010	$285,301	$1,647,824	$1,427,933
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1) (2)	163,010	216,889	125,444	769,016	619,132

Gross profit	160,226	261,121	159,857	878,808	808,801

Operating expenses:
Engineering and development (1)	79,188	71,953	64,613	291,639	264,055
Selling and administrative (1) (3)	91,157	73,064	69,523	319,713	279,560
Acquired intangible asset amortization	15,957	18,271	18,284	70,771	72,447
Goodwill impairment	98,897	—	—	98,897	—
Restructuring and other (4)	1,198	(405)	600	1,365	2,080

Operating expenses	286,397	162,883	153,020	782,385	618,142

(Loss) income from operations	(126,171)	98,238	6,837	96,423	190,659

Interest and other (5)	1,358	2,432	28,602	(1,047)	11,263

(Loss) income before income taxes	(124,813)	100,670	35,439	95,376	201,922
Income tax (benefit) provision	(21,002)	17,721	13,096	14,104	36,975

Net (loss) income	$(103,811)	$82,949	$22,343	$81,272	$164,947

Net (loss) income per common share:
Basic	$(0.48)	$0.40	$0.12	$0.40	$0.86

Diluted	$(0.48)	$0.38	$0.09	$0.37	$0.70

Weighted average common shares - basic	216,532	207,381	191,525	202,908	190,772

Weighted average common shares - diluted (6)	216,532	218,333	236,903	222,550	235,599

Cash dividend declared per common share	$0.06	$0.06	$—	$0.18	$—

Net orders	$331,993	$273,043	$289,653	$1,681,950	$1,434,145

(1)	In the first quarter of 2012, we changed our accounting method from delayed recognition of actuarial gains and losses for our defined benefit pension plans and other post retirement benefit plans to immediate recognition. We elected to immediately recognize net actuarial gains and losses and the change in the fair value of plan assets in our operating results in the year in which they occur. Below are the pension losses (gains) included in our operating results:

	Quarter Ended			Twelve Months Ended
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Cost of revenues	$12,713	$—	$(2,717)	$12,713	$(3,052)
Engineering and development	12,223	—	(3,747)	12,223	(4,406)
Selling and administrative	21,628	—	(2,517)	21,628	(2,882)

	$46,564	$—	$(8,981)	$46,564	$(10,340)

(2)	Cost of revenues includes:

	Quarter Ended			Twelve Months Ended
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Provision for excess and obsolete inventory	$688	$6,434	$6,976	$22,193	$16,592
Sale of previously written down inventory	(3,332)	(6,332)	(861)	(13,058)	(9,795)

	$(2,644)	$102	$6,115	$9,135	$6,797

(3)	For the twelve months ended December 31, 2014, selling and administrative expenses include an equity charge of $6,598 for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his January 31, 2014 retirement.

(4)	Restructuring and other consists of:

	Quarter Ended			Twelve Months Ended
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Employee severance	$826	$225	$600	$1,623	$2,528
Acquisition costs	372	—	—	372	—
Contingent consideration fair value adjustment	—	(630)	—	(630)	—
Facility related	—	—	—	—	(448)

	$1,198	$(405)	$600	$1,365	$2,080

(5)	Interest and other includes:

	Quarter Ended			Twelve Months Ended
	December 31, 2014	September 28, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Non-cash convertible debt interest expense	$—	$—	$4,158	$4,290	$15,814
Gain from sale of an equity investment	—	—	(34,212)	—	(34,212)

	$—	$—	$(30,054)	$4,290	$(18,398)

(6)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarter ended December 31, 2013, and for the twelve months ended December 31, 2014 and December 31, 2013, 23.5 million, 5.0 million and 23.3 million shares, respectively, have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2014	December 31, 2013 (1)
	(unaudited)
Assets
Cash and cash equivalents	$294,256	$341,638
Marketable securities	533,787	586,882
Accounts receivable	151,034	157,642
Inventories	105,129	137,939
Deferred tax assets	57,239	72,478
Prepayments	95,819	136,374
Other current assets	6,582	7,324

Total current assets	1,243,846	1,440,277

Net property, plant and equipment	329,038	275,236
Marketable securities	470,789	271,078
Deferred tax assets	7,494	5,217
Other assets	10,419	14,591
Retirement plans assets	12,896	9,342
Intangible assets	190,600	252,291
Goodwill	273,438	361,792

Total assets	$2,538,520	$2,629,824

Liabilities
Accounts payable	$47,763	$62,874
Accrued employees’ compensation and withholdings	100,994	95,619
Deferred revenue and customer advances	71,603	55,404
Other accrued liabilities	51,997	63,712
Accrued income taxes	20,049	11,360
Current debt	—	186,663

Total current liabilities	292,406	475,632

Retirement plans liabilities	108,460	91,517
Long-term deferred revenue and customer advances	19,929	13,756
Deferred tax liabilities	23,315	40,686
Long-term other accrued liabilities	15,430	23,139

Total liabilities	459,540	644,730

Shareholders’ equity	2,078,980	1,985,094

Total liabilities and shareholders’ equity	$2,538,520	$2,629,824

(1)	The December 31, 2013 condensed consolidated balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Cash flows from operating activities:
Net (loss) income	$(103,811)	$22,343	$81,272	$164,947
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20,558	15,444	73,390	57,317
Amortization	17,032	23,875	79,154	93,370
Stock-based compensation	8,434	9,385	40,307	36,612
Goodwill impairment	98,897	—	98,897	—
Provision for excess and obsolete inventory	688	6,976	22,193	16,592
Deferred taxes	(3,435)	14,927	(12,182)	(4,284)
Gain from sale of equity investment	—	(34,212)	—	(34,212)
Contingent consideration fair value adjustment	—	—	(630)	—
Tax benefit related to stock options and restricted stock units	4,334	(5,111)	(597)	(7,419)
Retirement plans actuarial losses (gains)	46,564	(8,981)	46,564	(10,340)
Impairment loss on property, plant and equipment	—	—	—	1,074
Other	1,395	(1,055)	3,505	33

Changes in operating assets and liabilities:
Accounts receivable	171,730	52,307	8,060	(3,656)
Inventories	12,905	(13,024)	51,172	21,170
Prepayments and other assets	(6,247)	(23,260)	41,537	(49,572)
Accounts payable and accrued expenses	(65,433)	15,222	(36,324)	15,205
Deferred revenue and customer advances	7,767	(19,730)	22,033	(28,979)
Retirement plans contributions	(30,635)	(1,971)	(33,916)	(5,540)
Accrued income taxes	(1,308)	(12,102)	8,900	1,648

Net cash provided by operating activities	179,435	41,033	493,335	263,966

Cash flows from investing activities:
Purchases of property, plant and equipment	(23,965)	(23,806)	(170,317)	(106,731)
Purchases of marketable securities	(734,687)	(511,942)	(1,578,743)	(1,170,506)
Acquisition of businesses, net of cash acquired	(19,419)	(14,999)	(19,419)	(14,999)
Proceeds from the sale of an equity investment	—	34,212	—	34,212
Proceeds from maturities of marketable securities	74,793	114,598	570,358	516,499
Proceeds from sales of marketable securities	623,669	125,523	859,729	458,491
(Purchases of) proceeds from life insurance	(207)	(307)	4,184	(307)

Net cash used for investing activities	(79,816)	(276,721)	(334,208)	(283,341)

Cash flows from financing activities:
Issuance of common stock under stock option and stock purchase plans	261	818	21,291	17,596
Tax benefit related to stock options and restricted stock units	(4,334)	5,111	597	7,419
Dividend payments	(12,994)	—	(37,422)	—
Payments of long-term debt	—	(1,471)	(190,975)	(2,534)
Payments of contingent consideration	—	—	—	(388)

Net cash (used for) provided by financing activities	(17,067)	4,458	(206,509)	22,093

Increase (decrease) in cash and cash equivalents	82,552	(231,230)	(47,382)	2,718
Cash and cash equivalents at beginning of period	211,704	572,868	341,638	338,920

Cash and cash equivalents at end of period	$294,256	$341,638	$294,256	$341,638

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	December 31, 2014	% of Net Revenues			September 28, 2014	% of Net Revenues			December 31, 2013	% of Net Revenues
Net revenues	$323.2				$478.0				$285.3

Gross profit - GAAP	$160.2	49.6%			$261.1	54.6%			$159.9	56.0%
Pension mark-to-market adjustments (1)	12.7	3.9%			—	—			(2.7)	-0.9%

Gross profit - non-GAAP	$172.9	53.5%			$261.1	54.6%			$157.2	55.1%

(Loss) Income from operations - GAAP	$(126.2)	-39.0%			$98.2	20.5%			$6.8	2.4%
Acquired intangible asset amortization	16.0	5.0%			18.3	3.8%			18.3	6.4%
Goodwill impairment (2)	98.9	30.6%			—	—			—	—
Restructuring and other (3)	1.2	0.4%			(0.4)	-0.1%			0.6	0.2%
Pension mark-to-market adjustments (1)	46.6	14.4%			—	—			(9.0)	-3.2%

Income from operations - non-GAAP	$36.5	11.3%			$116.1	24.3%			$16.7	5.9%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	December 31, 2014	% of Net Revenues	Basic	Diluted	September 28, 2014	% of Net Revenues	Basic	Diluted	December 31, 2013	% of Net Revenues	Basic	Diluted
Net (loss) income - GAAP	$(103.8)	-32.1%	$(0.48)	$(0.48)	$82.9	17.3%	$0.40	$0.38	$22.3	7.8%	$0.12	$0.09
Acquired intangible asset amortization	16.0	5.0%	0.07	0.07	18.3	3.8%	0.09	0.08	18.3	6.4%	0.10	0.08
Goodwill impairment (2)	98.9	30.6%	0.46	0.45	—	—	—	—	—	—	—	—
Restructuring and other (3)	1.2	0.4%	0.01	0.01	(0.4)	-0.1%	(0.00)	(0.00)	0.6	0.2%	0.00	0.00
Pension mark-to-market adjustments (1)	46.6	14.4%	0.22	0.21	—	—	—	—	(9.0)	-3.2%	(0.05)	(0.04)
Exclude discrete tax adjustments (4)	1.5	0.5%	0.01	0.01	(1.6)	-0.3%	(0.01)	(0.01)	—	—	—	—
Tax effect of non-GAAP adjustments	(29.3)	-9.1%	(0.14)	(0.13)	(3.4)	-0.7%	(0.02)	(0.02)	—	—	—	—
Income tax adjustment (5)	—	—	—	—	—	—	—	—	11.1	3.9%	0.06	0.05
Interest and other (6)	—	—	—	—	—	—	—	—	(30.0)	-10.5%	(0.16)	(0.13)
Convertible share adjustment	—	—	—	—	—	—	—	—	—	—	—	0.02

Net income - non-GAAP	$31.1	9.6%	$0.14	$0.14	$95.8	20.0%	$0.46	$0.44	$13.3	4.7%	$0.07	$0.07

GAAP and non-GAAP weighted average common shares - basic	216.5				207.4				191.5
GAAP weighted average common shares - diluted	216.5				218.3				236.9
Include GAAP dilutive shares	2.3				—				—
Exclude dilutive shares from convertible note	—				—				(42.4)

Non-GAAP weighted average common shares - diluted	218.8				218.3				194.5

(1) Actuarial losses (gains) recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(2) Goodwill impairment related to Teradyne’s Wireless Test business segment.

(3) Restructuring and other consists of:

	Quarter Ended
	December 31, 2014				September 28, 2014				December 31, 2013
Employee severance	$0.8				$0.2				$0.6
Acquisition costs	0.4				—				—
Contingent consideration fair value adjustment	—				(0.6)				—

	$1.2				$(0.4)				$0.6

(4)	For the quarters ended December 31, 2014 and September 28, 2014, adjustment to exclude discrete income tax items.

(5)	For the quarter ended December 31, 2013, adjustment to record income taxes on a cash basis. Cash taxes reflect the usage of prior year favorable tax attributes (e.g. NOLs and credits) against current year tax liability.

(6)	For the quarter ended December 31, 2013, Interest and other included non-cash convertible debt interest expense and a gain from the sale of an equity investment.

	Years Ended
	December 31, 2014	% of Net Revenues			December 31, 2013	% of Net Revenues
Net Revenues	$1,647.8				$1,427.9

Gross profit - GAAP	$878.8	53.3%			$808.8	56.6%
Pension mark-to-market adjustments (1)	12.7	0.8%			(3.1)	-0.2%

Gross profit - non-GAAP	$891.5	54.1%			$805.7	56.4%

Income from operations - GAAP	$96.4	5.9%			$190.7	13.4%
Acquired intangible asset amortization	70.8	4.3%			72.4	5.1%
Goodwill impairment (2)	98.9	6.0%			—	—
Equity modification charge (3)	6.6	0.4%			—	—
Restructuring and other (4)	1.4	0.1%			2.1	0.1%
Pension mark-to-market adjustments (1)	46.6	2.8%			(10.3)	-0.7%

Income from operations - non-GAAP	$320.7	19.5%			$254.9	17.9%

			Net Income per Common Share				Net Income per Common Share
	December 31, 2014	% of Net Revenues	Basic	Diluted	December 31, 2013	% of Net Revenues	Basic	Diluted
Net income - GAAP	$81.3	4.9%	$0.40	$0.37	$164.9	11.5%	$0.86	$0.70
Acquired intangible asset amortization	70.8	4.3%	0.35	0.32	72.4	5.1%	0.38	0.31
Goodwill impairment (2)	98.9	6.0%	0.49	0.44	—	—	—	—
Pension mark-to-market adjustments (1)	46.6	2.8%	0.23	0.21	(10.3)	-0.7%	(0.05)	(0.04)
Equity modification charge (3)	6.6	0.4%	0.03	0.03	—	—	—	—
Restructuring and other (4)	1.4	0.1%	0.01	0.01	2.1	0.1%	0.01	0.01
Interest and other (5)	4.3	0.3%	0.02	0.02	(18.4)	-1.3%	(0.10)	(0.08)
Exclude discrete tax adjustments (6)	(3.0)	-0.2%	(0.01)	(0.01)	—	—	—	—
Tax effect of non-GAAP adjustments	(41.3)	-2.5%	(0.20)	(0.19)	—	—	—	—
Income tax adjustment (7)	—	—	—	—	4.8	0.3%	0.03	0.02
Convertible share adjustment (8)	—	—	—	0.02	—	—	—	0.14

Net income - non-GAAP	$265.6	16.1%	$1.31	$1.23	$215.5	15.1%	$1.13	$1.06

GAAP and non-GAAP weighted average common shares - basic	202.9				190.8
GAAP weighted average common shares - diluted	222.6				235.6
Exclude dilutive shares from convertible note	(5.0)				(23.3)

Non-GAAP weighted average common shares - diluted (8)	217.6				212.3

(1) Actuarial losses (gains) recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(2)    Goodwill impairment related to Teradyne’s Wireless Test business segment.

(3)    For the year ended December 31, 2014, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CEO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his January 31, 2014 retirement.

(4)    Restructuring and other consists of:

	Years Ended
	December 31, 2014				December 31, 2013
Employee severance	$1.6				$2.5
Acquisition costs	0.4				—
Contingent consideration fair value adjustment	(0.6)				—
Facility related	—				(0.4)

	$1.4				$2.1

(5)	For the years ended December 31, 2014 and 2013, Interest and other included non-cash convertible debt interest expense. For the year ended December 31, 2013, Interest and other included a gain from the sale of an equity investment.

(6)	For the year ended December 31, 2014, adjustment to exclude discrete income tax items.

(7)	For the year ended December 31, 2013, adjustment to record income taxes on a cash basis. Cash taxes reflects the usage of prior year favorable tax attributes (e.g. NOLs and credits) against current year tax liability.

(8)	For the years ended December 31, 2014 and 2013, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result 5.0 million and 23.3 million shares, respectively, have been excluded from non-GAAP diluted shares. For the years ended December 31, 2014 and 2013, net interest expense of approximately $2.0 million and $9.4 million, respectively, have been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of First Quarter 2015 guidance:

GAAP and non-GAAP first quarter revenue guidance:	$320 million	to	$345 million
GAAP net income per diluted share	$0.07		$0.11
Exclude acquired intangible asset amortization	0.06		0.06
Exclude gain from the sale of an equity investment	(0.02)		(0.02)
Tax effect of non-GAAP adjustments	(0.01)		(0.01)

Non-GAAP net income per diluted share	$0.09		$0.14

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations